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                                                                  EXHIBIT 11
                                                                  Page 1 of 2

                    HAMPSHIRE GROUP, LIMITED AND SUBSIDIARIES
                  STATEMENT RE COMPUTATION OF INCOME PER SHARE
                      (In thousands, except per share data)


                                         Three Months Ended    Nine Months Ended
                                        --------------------  ------------------
                                        Sept. 27,  Sept. 28,  Sept. 27,  Sept.28,
                                          1997       1996        1997     1996
                                        --------   --------   --------   -------
                                           (Unaudited)           (Unaudited)
Weighted average number of common and
  common equivalent shares outstanding:
  Common stock ........................    3,856    3,797        3,857    3,767
  Additional shares assumed to be
    outstanding resulting from the
    exercise of options and warrants
    (computed using the treasury
    stock method) .....................      318      309          106      104
                                           -----    -----        -----    -----
    Total common shares - primary .....    4,174    4,106        3,963    3,871
                                           =====    =====        =====    =====

Net income ............................   $5,111   $4,864       $4,615   $3,741
Less - Preferred dividend requirements        42       45          128      138
                                          ------   ------       ------   ------
Net income applicable to common stock .   $5,069   $4,819       $4,487   $3,603
                                          ======   ======       ======   ======

Net income per share - primary ........    $1.21    $1.17        $1.13    $0.93
                                           =====    =====        =====    =====
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                                       1

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                                                                 EXHIBIT 11
                                                                 Page 2 of 2

                    HAMPSHIRE GROUP, LIMITED AND SUBSIDIARIES
                  STATEMENT RE COMPUTATION OF INCOME PER SHARE
                      (In thousands, except per share data)
                                       Three Months Ended   Nine Months Ended
                                       ------------------   -----------------
                                      Sept. 27,  Sept. 28, Sept. 27,   Sept. 28,
                                         1997       1996     1997       1996
                                      --------   --------  --------    --------
                                           (Unaudited)         (Unaudited)
Weighted average number of
  common and common equivalent
  shares outstanding per above ......    4,174     4,106      3,963       3,871
Additional shares assumed to be
  outstanding resulting from the
  exercise of options and warrants
  (computed using the treasury
  stock method) .....................       39        23        251         229
Assumed conversion of preferred stock      250       277        259         281
                                         -----     -----      -----       -----
  Total common shares -
   assuming full dilution............    4,463     4,406      4,473       4,381
                                         =====     =====      =====       =====

Net income applicable to common stock   $5,069    $4,819     $4,487      $3,603
Plus - Preferred dividend requirement       42        45        128         138
                                        ------    ------     ------      ------
Net income ..........................   $5,111    $4,864     $4,615      $3,741
                                        ======    ======     ======      ======
Net income per share -
  assuming full dilution ............    $1.15     $1.10      $1.03       $0.85
                                         =====     =====      =====       =====

                                       2
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